JANUARY 11, 2005 AMENDMENT
                           TO THE EMPLOYMENT AGREEMENT
                                     BETWEEN
                            NEW FRONTIER MEDIA, INC.
                                       AND
                                 MICHAEL WEINER


This amendment dated January 11, 2005 ("January 11, 2005 Amendment") amends the Employment Agreement dated February 17, 2003, and all amendments thereto (collectively the "Employment Agreement"), between New Frontier Media, Inc. ("NFM") and Michael Weiner ("Executive"). Unless otherwise defined in this January 11, 2005 Amendment, all defined terms used herein shall have the meaning as set forth in the Employment Agreement. The parties hereby agree to amend the Employment Agreement as follows:

Section 1. Employment Period
The end of the Employment Period shall be extended to midnight on March 31, 2007.

Section 2. Terms of Employment, Subsection (B)(i) Base Salary
For the period from April 1, 2005 to March 31, 2006, the Base Salary, which shall be paid in equal installments on a bi-weekly basis, shall be at the annual rate of not less than Four Hundred and Twenty Five Thousand Dollars ($425,000) per year. Thereafter, the Base Salary, which shall be paid in equal installments on a bi-weekly basis, shall be at the annual rate of not less than Five Hundred Thousand Dollars ($500,000) per year.

To the extent that this January 11, 2005 Amendment contains additional terms or terms that conflict with the Employment Agreement, the terms of this January 11, 2005 Amendment shall control. Other than the changes above, the terms and condition of the Employment Agreement remain unchanged and in full force and effect.


New Frontier Media, Inc.                         Executive

By:  /s/ Karyn Miller                            By: /s/ Michael Weiner
    ---------------------                            -----------------------
Name: Karyn L. Miller                            Name: Michael Weiner

Title: CFO